UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2013

Willis Group Holdings Public Limited Company
(Exact name of registrant as specified in its charter)

Ireland	001-16503	98-0352587
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

c/o Willis Group Limited, 51 Lime Street, London, EC3M 7DQ, England and Wales
(Address, including Zip Code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (011) 44-20-3124-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)       On February 14, 2013, in connection with certain management restructurings, Willis Group Holdings Public Limited Company (the “Company”)  eliminated the position of Chief Operating Officer, effective immediately.  The responsibilities for the corporate functions that previously reported into the position of the former Chief Operating Officer, Ms. Gioia Ghezzi, will be reorganized.

On February 15, 2013, the Company announced that Martin Sullivan, the Group’s Deputy Chairman and Chairman and CEO of the Willis Global Solutions unit, will be leaving the firm in May 2013, after a transition, to pursue other interests. Following Mr. Sullivan’s departure, Willis Group’s corporate governance will be streamlined to include the CEO, Deputy CEO and Non-Executive Chairman, supported by the Willis Group Operating Committee.  Deputy CEO Steve Hearn, in his role as CEO of Willis Global, will lead the Global Solutions unit.  In connection with Mr. Sullivan’s departure, the Compensation Committee has accelerated the vesting of 15,572 restricted stock units.  The press release is attached hereto at Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Description

99.1	Willis Group Holdings Public Limited Company Press Release issued February 15, 2013

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	February 15, 2013	WILLIS GROUP HOLDINGS
PUBLIC LIMITED COMPANY

		By:	/s/ Adam L. Rosman
Adam L. Rosman
Group General Counsel

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Willis Group Holdings Public Limited Company Press Release issued February 15, 2013